Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 1, 2013, in Amendment No. 2 to the registration statement (Form S-1 No. 333-188378) and related Prospectus of Stemline Therapeutics, Inc. dated May 14, 2013.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
May 14, 2013